Exhibit 99.1 to Schedule 13D

Date	Filing	Total Balance	Transaction Description	Acquired Shares	Disposed Shares	Total Shares	Acquired Options	Disposed Options	Total Options	Total Ownership	Percentage of Ownership
7/4/2014	Schedule 13D*	253,000	Private Purchase*	200,000		453,000			0	453,000
	Schedule 13D*	453,000	Grant of Options**			453,000	250,000		250,000	703,000	12.80%
3/9/2020		618,540	Cashless Exercise of Option	40,540		493,540		125,000	125,000	618,540	11.79%
11/8/2021	Form 144/A***	612,952	Sale of Shares under Rule 144		5,588	487,952			125,000	612,952	10.52%
3/24/2022	Form 144/A***	610,751	Sale of Shares under Rule 144		2,201	485,751			125,000	610,751	10.48%
3/25/2022	Form 144/A***	610,051	Sale of Shares under Rule 144		700	485,051			125,000	610,051	10.47%
3/28/2022	Form 144/A***	609,751	Sale of Shares under Rule 144		300	484,751			125,000	609,751	10.47%
3/29/2022	Form 144/A***	609,411	Sale of Shares under Rule 144		600	484,151			125,000	609,151	10.45%
3/31/2022	Form 144/A***	608,951	Sale of Shares under Rule 144		200	483,951			125,000	608,951	10.45%
4/1/2022	Form 144/A***	608,540	Sale of Shares under Rule 144		411	483,540			125,000	608,540	10.44%
9/21/2022	Form 144/A***	605,540	Sale of Shares under Rule 144		3,000	480,540			125,000	605,540	10.39%
9/22/2022	Form 144/A***	601,540	Sale of Shares under Rule 144		4,000	476,540			125,000	601,540	10.32%
9/23/2022	Form 144/A***	599,540	Sale of Shares under Rule 144		2,000	474,540			125,000	599,540	10.28%
9/26/2022	Form 144/A***	598,540	Sale of Shares under Rule 144		1,000	473,540			125,000	598,540	10.27%

*Schedule 13D filed on August 14, 2015 reflecting acquisition of 200,000 shares of common stock on July 4, 2015.

**Schedule 13D filed on August 14, 2015 reflecting in Note 2 that 250,000 stock options had been granted on July 9, 2015 with 125,000 options expiring on March 31, 2020 and 125,000 options expiring on March 30, 2025.

***Form 144 was filed on February 24, 2022 and amended on February 28, 2022 reflecting the sale of the 20,000 shares of common stock from November 8, 2021 through September 26, 2022.